UBS

QUALCOMM Incorporated's Offer for NXP Semiconductors N.V.

UBS Financial Analysis

18 January 2018

DISCLAIMER

This Financial Analysis (this "Financial Analysis"), dated as of 18 January 2018 and delivered to Elliott on 18 January 2018 (as set forth in more details on page 2), does not address the relative merits of any transaction involving any of the companies discussed herein as compared to other business strategies or transactions that might be available to such entities. This Financial Analysis does not constitute a recommendation to any shareholder as to how such shareholder should vote, tender or act with respect to any transaction. UBS AG and/or its subsidiaries, branches or affiliates (together, "UBS") expresses no opinion as to the price at which any securities of NXP Semiconductors N.V. ("NXP") or any other company referenced in the Financial Analysis will trade at any time. In connection with this Financial Analysis, UBS has, among other things: (i) reviewed certain publicly available business and financial information relating to NXP, QUALCOMM Incorporated ("Qualcomm") and other companies UBS believes to be generally relevant; (ii) reviewed current and historical market prices of the common stock of NXP, Qualcomm and certain other companies UBS believes to be generally relevant; (iii) compared the financial terms of Qualcomm's tender offer for NXP with the publicly available financial terms of other transactions UBS believes to be generally relevant; (iv) reviewed industry analyses on NXP and Qualcomm available through third-party sources; and (v) conducted such other financial studies, analyses and investigations, and considered such other information, as UBS deemed necessary or appropriate. UBS has not reviewed any of NXP or Qualcomm's internal financial information, forecasts or other data that is not publicly available, nor has UBS conducted any discussions with management of NXP or Qualcomm. In addition, UBS has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of NXP or Qualcomm, nor has it been furnished with any such evaluation or appraisal. This Financial Analysis does not purport to quantify the effects of any recent tax reform and should not be relied on as tax advice.

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UBS

Basis of preparation and sources of information

The UBS Financial Analysis has been prepared on a consistent basis and should be read in conjunction with the UBS Valuation Report (as defined below)

Preparation	• **The UBS Financial Analysis has been prepared on a consistent basis and should be read in conjunction with the UBS Valuation Report** (the "UBS Valuation Report"), dated as of 8 December 2017 delivered to Elliott on 10 December 2017, and set forth in Elliott's Schedule 14D-9 (filed with the SEC on 13 December 2017) – the UBS Financial Analysis, dated as of 18 January 2018 and delivered to Elliott on 18 January 2018, has undergone all internal reviews by UBS that are customary in relation to providing such an analysis – the information used in the UBS Financial Analysis is dated as of 5 January 2018 with the exception of the NXP share price set forth on page 5 which has been updated as of 18 January 2018
NXP financials	• **The NXP Semiconductors N.V. ("NXP") historical and forecast financials used in the UBS Financial Analysis are identical with those used in the UBS Valuation Report** • **Historical financials of NXP** are based on publicly disclosed annual and quarterly consolidated financial statements until Q3 2017 (published on 25 October 2017) – where noted, data have been adjusted for the divestiture of Standard Products which closed on 7 February 2017, removing Standard Products revenue, gross profit, EBITDA, EBIT and OpFCF[1] from total revenue, gross profit, EBITDA, EBIT and OpFCF, respectively - for EBITDA, we estimated Standard Products depreciation & amortization ("D&A") assuming same percentage of sales as NXP total D&A - for OpFCF, we estimated Standard Products capex assuming same percentage of sales as NXP total capex • **Forecasted financials of NXP** are based on published Analyst Consensus ("NXP Analyst Consensus")[2] and has been compared with the management projections set forth in NXP's schedule 14D-9 filed on 18 November 2016 ("NXP Management Projections") – **revenue**: based on mean for each segment (Automotive, Secure Identification Solution, Secure Connected Devices, Secure Interfaces and Infrastructure, Other) up to 2018E; 2019E computed by applying average of expected growth rate for each segment; 2020-22 based on growth rate linearly declining to 2.75% by 2022 – **gross profit**: based on mean of expected margins up to 2019; 2020-22 based on constant margin as of 2019 – **EBIT**: based on mean of expected margins up to 2019; 2020-22 based on constant opex as percentage of sales as of 2019 – **EPS**: based on current fully diluted number of shares outstanding (including options, excluding RSUs and PSUs[3]) – **capex**: based on mean of expected percentage of sales up to 2019; 2020-22 based on constant percentage of sales as of 2019 • **The transaction-based analysis of NXP** summarised in section 1 of the UBS Financial Analysis is consistent (other than the addition set out below) with the transaction multiples and transaction premium-based valuations set out on pages 16 and 18 of the UBS Valuation Report, respectively – in addition to the methodologies applied in the UBS Valuation Report, the UBS Financial Analysis includes an analysis of premia paid in large cap M&A as an additional benchmark relevant for NXP

UBS

Source: NXP company information, Analyst Consensus
Notes:
1 Defined as EBITDA less capex
2 Company information derived from select research analyst reports
3 RSUs: Restricted Stock Units; PSUs: Performance Stock Units

Basis of preparation and sources of information (cont'd)

Qualcomm financials	• **QUALCOMM Incorporated's ("Qualcomm") historical and forecasted financials used in the UBS Financial Analysis have been derived in a manner consistent with the NXP financials, as set out above** • **Historical financials of Qualcomm** are based on publicly disclosed annual and quarterly consolidated financial statements until FY2017 (published on 1 November 2017) • **Forecast financials of Qualcomm** are based on published Analyst Consensus[1] ("Qualcomm Analyst Consensus", and together with NXP Analyst Consensus, "Analyst Consensus") – **revenue**: based on mean of expected revenues up to 2019; 2020E computed by applying expected growth rate from analyst research reports – **gross profit**: based on mean of expected gross profit up to 2019; 2020 based on constant margin as of 2019 – **EBIT**: based on mean of expected EBIT up to 2019; 2020 computed by applying expected growth rate from available analyst research reports – **EPS**: based on current fully diluted number of shares outstanding (including options, excluding RSUs and PSUs[2]) – **capex**: based on mean of expected capex up to 2019; 2020 based on constant percentage of sales as of 2019
US tax reform implications and assumptions	• **US tax reform implications on earnings resulting from the Tax Cuts and Jobs Act, enacted on 22 December 2017, have not been factored into the UBS Financial Analysis (other than the estimated deemed repatriation tax with respect to Qualcomm as described below) due to lack of sufficient publicly available Qualcomm and NXP tax disclosure** – **with respect to the reduction in the US corporate tax rate:** - **Qualcomm has paid only an immaterial amount of taxes in the US over the last three years** per its latest Form 10-K; as such, a now reduced corporate tax rate in the US is assumed to likely have only a minor impact on Qualcomm's effective tax rate, based on Qualcomm's current level of US earnings - NXP is a Dutch incorporated and Dutch tax-resident company and a reduction in the US corporate tax rate could impact NXP to the extent they pay taxes in the US • **For leverage metrics, Qualcomm's repatriation tax liability has been estimated to be approximately US$4bn** based on US$39.0bn of foreign retained earnings and US$29.4bn of cash, cash equivalents and marketable securities held by foreign entities per Qualcomm's latest Form 10-K – this estimate assumes repatriation tax payments are made over an eight-year period, discounted at 5%. Assumes no utilization of US federal net operating losses or tax credit carry forwards

UBS

Source: Qualcomm and NXP company information, Analyst Consensus

Notes:

1 FactSet consensus data adjusted for select research reports which include the impact of a transaction with NXP

2 RSUs: Restricted Stock Units; PSUs: Performance Stock Units

Section 1

Transaction-based valuation of NXP

UBS

NXP transaction-based analysis of valuation ranges

The UBS Financial Analysis estimates the price per share of NXP on a transaction multiple basis at US$122.9-169.3 and on a transaction premium basis at US$177.4-191.0

NXP price per share[1]



Transaction Multiples
Transaction Premia[4]
LTM EPS[2]: 23.0–26.0x[3]
LTM EBITDA: 15.0–17.0x[3]
Semiconductor M&A: 30–40%[3]
Large cap M&A: 30–40%[5]
(US$)
200
180
160
140
120
100
169.3
149.7
140.7
122.9
191.0
177.4
191.0
177.4
US$155.00: Illustrative offer price used for sensitivity analyses in the UBS Financial Analysis
US$145.00: Illustrative offer price used for sensitivity analyses in the UBS Financial Analysis
US$136.50: Mid-Point of trading multiples valuation[6]
US$120.00: NXP share price[7]
US$110.00: Qualcomm offer price

Source: NXP company information and NXP Analyst Consensus as of 5-Jan-18

Notes:

1 Based on US$353 million fully diluted shares (including options, RSUs and PSUs), US$6,556 million gross debt, US$3,065 million cash and US$174 million minority interest (as of 30 September 2017)

2 **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**

3 Based on precedent transactions in the Semiconductor sector since 2011 as set out in the UBS Valuation Report; see page 6 and 7 for more information

4 Transaction premia applied to US$136.5, i.e. the mid-point of the trading multiples valuation ranges as set out in the UBS Valuation Report

5 Based on precedent transactions with enterprise values over US$10bn since 2011; see page 8 for more information

6 Based on mid-point of trading multiples valuation ranges as set out in the UBS Valuation Report

7 Share price of NXP as of 18-Jan-18

UBS

Transaction multiples in semiconductor M&A

The UBS Financial Analysis estimates the range of NXP on a transaction multiples basis at 15-17x LTM EBITDA (US$3,138m) and 23-26x LTM EPS (US$6.51), implying a price per share range of approximately US$122.9-140.7 and US$149.7-169.3 per share, respectively

Date	Target	Acquiror	Transaction EV (US $m)	Equity Value (US $m)	Closing Leverage[6] (x)	LTM Sales (US $m)	LTM EBITDA (US $m)	LTM EBITDA Margin (%)	LTM Earnings (US $m)	LTM P/E (x)	LTM EV/EBITDA (x)
20-Nov-17	Cavium Inc	Marvell Technology Group	6,078	5,591		950	301	31.7%	186	30.0	20.2
13-Mar-17	Mobileye NV[1]	Intel Corp	14,947	15,346		358	191	53.2%	173	88.5	78.4
14-Nov-16	Harman International	Samsung	8,654	7,830		7,041	866	12.3%	480	16.3	10.0
2-Nov-16	Brocade FC SAN business[2]	Broadcom Corp	5,834	5,391	< 2.0x	1,292	344	26.6%	233	23.1	16.9
13-Sep-16	Intersil Corp[3]	Renesas	2,820	3,077		518	120	23.2%	94	32.9	23.4
26-Jul-16	Linear Technology Corp	Analog Devices Inc	13,313	14,761		1,424	764	53.6%	556	26.6	17.4
15-Jun-16	QLogic Corp	Cavium Inc	988	1,343		459	134	29.1%	84	15.9	7.4
13-Jan-16	Atmel Corp[3]	Microchip Technology Inc	3,364	3,515		1,257	222	17.7%	163	21.6	15.1
18-Nov-15	Fairchild Semiconductor Intl Inc	ON Semiconductor Corp	2,352	2,397	3.2x	1,390	181	13.0%	62	38.4	13.0
21-Oct-15	SanDisk Corp[3]	Western Digital Corp	18,393	17,954		5,757	1,584	27.5%	787	22.8	11.6
19-Oct-15	PMC-Sierra Inc[3]	Microsemi Corp	2,329	2,402		530	110	20.8%	84	28.6	21.1
1-Jun-15	Altera Corp[4]	Intel Corp	15,702	16,585		1,906	661	34.7%	533	31.1	23.7
28-May-15	Broadcom Corp[5]	Avago Technologies Ltd	32,838	34,196		8,502	2,224	26.2%	1,604	21.3	14.8
2-Mar-15	Freescale Semiconductor Ltd	NXP Semiconductors NV	16,452	11,578		4,634	1,088	23.5%	473	24.5	15.1
1-Dec-14	Spansion Inc	Cypress Semiconductor Corp	1,829	1,747		1,256	147	11.7%	58	30.3	12.5
15-Oct-14	CSR	Qualcomm Inc	2,471	2,470		795	102	12.9%	(1)	nm	24.2
20-Aug-14	International Rectifier Corp[3]	Infineon Technologies AG	2,410	3,019		1,107	199	18.0%	70	43.0	12.1
9-Jun-14	Hittite Microwave Corp[4]	Analog Devices Inc	2,018	2,510		277	130	46.8%	77	32.6	15.6
24-Feb-14	TriQuint Semiconductor Inc[3]	RF Micro Devices Inc	1,625	1,704		893	126	14.1%	14	nm	12.9
16-Dec-13	LSI Corp	Avago Technologies Ltd	5,938	6,603	3.1x	2,365	403	17.0%	372	17.7	14.7
17-Oct-12	Cymer Inc[4]	ASML Holding NV	2,433	2,703		584	111	19.0%	78	34.7	22.0
22-Jun-12	MStar Semiconductor Inc	MediaTek Inc	2,908	3,840		1,247	279	22.3%	200	19.2	10.4
12-Sep-11	NetLogic Microsystems Inc	Broadcom Corp	3,693	3,912		403	130	32.3%	124	31.6	28.4
4-Apr-11	National Semiconductor Corp[4]	Texas Instruments Inc	6,543	6,400		1,563	614	39.3%	350	18.3	10.7
5-Jan-11	Atheros Communications Inc[3]	Qualcomm Inc	2,934	3,450		927	206	22.2%	181	19.1	14.3
Mean			**6,830**	**6,874**						**26.3**	**16.1**
Median			**3,149**	**3,678**						**25.5**	**14.9**

Source: Company filings and Dealogic as of 5-Jan-18

Notes:

1 Excluded from mean / median calculations
2 LTM Adjusted EBITDA and LTM Adjusted Earnings calculated based on FC SAN business revenue contribution to total Brocade revenue
3 LTM Adjusted EBITDA calculated by adding D&A to non-GAAP operating income (including share-based compensation add-back)
4 LTM Adjusted Earnings calculated by adding after-tax share-based compensation to GAAP net income (non-GAAP net income not disclosed)
5 LTM Adjusted EBITDA calculated by adding D&A, taxes, interest expense, and share-based compensation to non-GAAP net income
6 Net debt / EBITDA (last reported), where available

UBS

Transaction premia in semiconductor M&A

The UBS Financial Analysis estimates the range of NXP on a transaction (semiconductor M&A) premium basis at a 30-40%[1] premium to the mid-point of the trading multiples-based price per share (US$136.5[2]) in an all cash transaction, implying a price per share range of approximately US$177.4-191.0

Date	Target	Acquiror	Transaction EV (US$m)	Form of Consideration	Closing Leverage[4]	Offer Price[5] (US$/share)	Offer Consideration	Premium 1-day[6]	Premium 4-week
20-Nov-17	Cavium Inc	Marvell Technology Group	6,078	Mixed		80.27	40.00 Cash / 40.27 Stock	5.9%	16.5%
13-Mar-17	Mobileye NV[3]	Intel Corp	14,947	Cash		63.54		34.4%	46.7%
14-Nov-16	Harman International	Samsung	8,654	Cash		112.00		27.8%	39.6%
02-Nov-16	Brocade FC SAN business	Broadcom Corp	5,834	Cash	< 2.0x	12.75		13.4%	36.9%
13-Sep-16	Intersil Corp	Renesas	2,820	Cash		22.50		13.9%	47.5%
26-Jul-16	Linear Technology Corp	Analog Devices Inc	13,313	Mixed		60.00	46.00 Cash / 14.00 Stock	23.8%	31.8%
15-Jun-16	QLogic Corp	Cavium Inc	988	Mixed		15.50	11.00 Cash / 4.50 Stock	13.4%	16.5%
19-Jan-16	Atmel Corp	Microchip Technology Inc	3,364	Mixed		8.15	7.00 Cash / 1.15 Stock	nm	nm
18-Nov-15	Fairchild Semiconductor Intl Inc	ON Semiconductor Corp	2,352	Cash	3.2x	20.00		11.9%	20.8%
21-Oct-15	SanDisk Corp	Western Digital Corp	18,393	Mixed		86.50	67.50 Cash / 19.00 Stock	15.0%	63.5%
19-Oct-15	PMC-Sierra Inc	Microsemi Corp	2,354	Mixed		12.10	9.22 Cash / 2.88 Stock	18.2%	93.3%
01-Jun-15	Altera Corp	Intel Corp	15,702	Cash		54.00		10.5%	18.0%
28-May-15	Broadcom Corp	Avago Technologies Ltd	32,838	Mixed		54.50	27.25 Cash / 27.25 Stock	(4.6%)	22.0%
02-Mar-15	Freescale Semiconductor Ltd	NXP Semiconductors NV	16,452	Mixed		36.14	6.25 Cash / 29.89 Stock	0.1%	12.6%
01-Dec-14	Spansion Inc	Cypress Semiconductor Corp	1,829	Stock		26.04		11.4%	26.6%
15-Oct-14	Cambridge Silicon Radio	Qualcomm Inc	2,471	Cash		14.45		37.9%	15.4%
20-Aug-14	International Rectifier Corp	Infineon Technologies AG	2,410	Cash		40.00		50.6%	42.0%
09-Jun-14	Hittite Microwave Corp	Analog Devices Inc	2,018	Cash		78.00		28.8%	38.2%
24-Feb-14	TriQuint Semiconductor Inc	RF Micro Devices Inc	1,625	Stock		9.73		5.4%	13.0%
16-Dec-13	LSI Corp	Avago Technologies Ltd	5,938	Cash	3.1x	11.15		41.0%	35.6%
17-Oct-12	Cymer Inc	ASML Holding NV	2,433	Mixed		81.89	20.00 Cash / 61.89 Stock	71.2%	43.6%
22-Jun-12	MStar Semiconductor Inc	MediaTek Inc	2,908	Mixed		7.23	0.03 Cash / 7.20 Stock	19.8%	22.6%
12-Sep-11	NetLogic Microsystems Inc	Broadcom Corp	3,693	Cash		50.00		56.7%	58.4%
04-Apr-11	National Semiconductor Corp	Texas Instruments Inc	6,543	Cash		25.00		75.7%	61.2%
05-Jan-11	Atheros Communications Inc	Qualcomm Inc	2,934	Cash		45.00		2.3%	31.1%
All Cash consideration mean			**5,114**					**30.9%**	**37.1%**
All Cash consideration median			**3,314**					**28.3%**	**37.6%**
Mixed consideration mean			**9,912**					**18.1%**	**35.8%**
Mixed consideration median			**4,721**					**15.0%**	**22.6%**
All Stock consideration mean			**1,727**					**8.4%**	**19.8%**
All Stock consideration median			**1,727**					**8.4%**	**19.8%**

Source: Company filings, Dealogic and FactSet as of 5-Jan-18

Notes:
1 30-40% premium based on precedent 4-week premium for cash deals in the semiconductor sector since 2011 with target equity values greater than US$1bn
2 Based on mid-point of trading multiples valuation ranges as set out in the UBS Valuation Report
3 Excluded from mean / median calculations
4 Net debt / EBITDA (last reported), where available
5 As of transaction announcement
6 Potentially affected by market speculation

UBS

Transaction premia in large cap M&A

The UBS Financial Analysis estimates the range of NXP on a transaction (large cap M&A, i.e. transactions with target enterprise values of greater than US$10bn) premium basis at a 30-40% premium to the mid-point of the trading multiples-based price per share (US$136.5[1]) in an all cash transaction, implying a price per share range of approximately US$177.4-191.0

All cash consideration

(%)	Mean	Median
1-day[2] (2011-2017)	29.0	24.7
4-week (2011-2017)	37.0	34.7



61.9
53.0
39.4
62.9
12.0
17.7
22.1
30.7
21.7
28.8
38.7
45.4
27.0
16.7
2011
2012
2013
2014
2015
2016
2017
1-day premium (median)
4-week premium (median)

Mixed consideration

(%)	Mean	Median
1-day[2] (2011-2017)	17.6	18.1
4-week (2011-2017)	26.0	25.2



18.5
29.4
33.8
29.6
19.8
11.9
10.2
24.4
13.2
27.6
23.9
33.3
10.9
20.7
2011
2012
2013
2014
2015
2016
2017
1-day premium (median)
4-week premium (median)

All stock consideration

(%)	Mean	Median
1-day[2] (2011-2017)	17.8	18.1
4-week (2011-2017)	24.1	20.4



24.0
28.0
7.9
21.2
n/a
18.3
19.6
19.5
16.7
6.5
7.0
25.8
22.3
2011
2012
2013
2014
2015
2016
2017
1-day premium (median)
4-week premium (median)

UBS

Source: Company filings, SDC Platinum and FactSet as of 5-Jan-18

Notes:
1 Based on mid-point of trading multiples valuation ranges as set out in the UBS Valuation Report
2 Potentially affected by market speculation

Section 2

Analysis of Qualcomm's ability to pay for NXP

UBS

Synergy benchmarking analysis

The UBS Financial Analysis estimates that comparable transactions in the semiconductor sector have on average yielded cost synergies of approximately 5.9% of the combined cost base, which would translate into approximately US$1,218m[1] of cost synergies if applied to the combined cost base of Qualcomm and NXP

Announced cost synergies as % of combined LTM cost base (%)[1,2]



500
1,653
1,510
1,450
1,423
1,274
1,270
1,229
1,090
1,076
757
668
8.0%
7.3%
7.0%
6.9%
6.1%
6.1%
5.9%
5.3%
5.2%
3.7%
3.2%
2.3%
US$1,000m: illustrative cost synergies used for sensitivity analysis in the UBS Financial Analysis
US$750m: illustrative cost synergies used for sensitivity analysis in the UBS Financial Analysis
US$500m cost synergies as announced by Qualcomm
NXP / Qualcomm
TriQuint / RF Micro
Spansion / Cypress
PMC-Sierra / Microsemi
Broadcom / Avago
QLogic / Cavium
Cavium / Marvell
Freescale / NXP
LSI / Avago
Linear / Analog Devices
Fairchild / ON
SanDisk / Western Digital
Implied synergies for NXP / Qualcomm (US$m)[1]

(%)	Mean	Median
Announced cost synergies[1]	5.9%	6.1%
Implied synergies for NXP[3]	US$1,218m	US$1,270m

UBS

Source: Company filings

Notes:

1 At announcement; cost base defined as sum of costs of goods sold and operating expense of the target and acquiror in the last twelve months prior to the transaction

2 Announced cost synergies for Mobileye / Intel transaction not meaningful as % of combined cost base given relative size of Intel and are therefore excluded

3 Calculated by applying precedent announced synergy estimates to combined NXP and Qualcomm 2017 cost base of US$20,732m (excluding Standard Products)

Synergy pay-away analysis[1,2,3]

The UBS Financial Analysis estimates that Qualcomm would pay away approximately 30% of synergies and create US$7,152m of value assuming a US$145 per share, all-cash offer with US$750m run-rate synergies



Offer price / share
All cash
Cash + stock mix[4]
US$136.5
Synergy pay-away by QCOM
6,787
10,181
13,575
At an offer price of $136.5 per share, Qualcomm is not sharing any of the synergy upside with NXP shareholders[2]
US$500m
US$750m
US$1,000m
6,089
9,134
12,178
At an offer price of $136.5 per share, Qualcomm is not sharing any of the synergy upside with NXP shareholders[2]
US$500m
US$750m
US$1,000m
US$145.0
3,758
7,152
10,546
45%
30%
22%
US$500m
US$750m
US$1,000m
3,264
6,211
9,159
45%
30%
22%
US$500m
US$750m
US$1,000m
US$155.0
194
3,588
6,982
97%
65%
49%
US$500m
US$750m
US$1,000m
163
3,003
5,844
97%
65%
49%
US$500m
US$750m
US$1,000m

Estimated value creation to Qualcomm (US$m)[5]

Source: Qualcomm and NXP company filings, Analyst Consensus as of 5-Jan-18

Notes:

1 Calendarised to Qualcomm year end (September)

2 Assumes a fair trading value of NXP of US$136.5, the mid-point of trading multiples valuation ranges as set out in the UBS Valuation Report

3 Assumes post-tax synergies valued at 16.3x 2018 blended P/E of Qualcomm and NXP less integration costs equal to 100% of assumed synergies; assumes NXP tax rate of ~11%

4 Assumes US$110 in cash and balance in Qualcomm stock; stock issued at Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17

5 Calculated as capitalised synergies less premium paid multiplied by Qualcomm's shareholders' applicable pro rata ownership in combined entity

UBS

EPS accretion analysis[1,2,3]

The UBS Financial Analysis estimates that Qualcomm would generate an EPS accretion of approximately 39% by 2019 based on NXP Analyst Consensus estimates and assuming a US$145 per share, all-cash offer with US$750m run-rate synergies



Offer price / share
All cash
Cash + stock mix4
US$136.5
US$145.0
US$155.0
2019 EPS accretion
37%
41%
45%
50%
54%
57%
28%
32%
35%
39%
43%
46%
35%
39%
43%
48%
52%
56%
24%
27%
31%
35%
38%
41%
33%
37%
41%
46%
50%
53%
19%
23%
26%
30%
33%
36%
Analyst Consensus
NXP Management Projections5
US$500m synergies
US$750m synergies
US$1,000m synergies

Source: Qualcomm and NXP company filings, Analyst Consensus, NXP Management Projections as of 5-Jan-18

Notes:

1. Calendarised to Qualcomm year end (September). **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
2. EPS accretion before purchase price allocation and associated amortization of asset write-ups
3. Assumes 50/100% synergies phasing in 2018/19
4. Assumes US$110 in cash and balance in Qualcomm stock; stock issued at Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17
5. Calculated based on Operating Income per NXP Management Projections set forth in NXP's Schedule 14D-9 (filed on 18 November 2016) and interest expense, tax rate, minority interest assumptions per NXP Analyst Consensus

UBS

Acquisition ROIC analysis[1,2]

The UBS Financial Analysis estimates that Qualcomm would generate an acquisition ROIC of approximately 7.0% by 2022 based on NXP Analyst Consensus estimates and assuming a US$145 per share, all-cash offer with US$750m run-rate synergies

Offer price / share **2019** **2022**



US$136.5
Acquisition ROIC
6.4% 6.8% 7.2%
7.9% 8.3% 8.7%
Analyst Consensus
NXP Management Projections³
Acquisition ROIC
7.0% 7.4% 7.8%
9.6% 10.0% 10.4%
Analyst Consensus
NXP Management Projections³
US$145.0
Acquisition ROIC
6.1% 6.5% 6.8%
7.5% 7.9% 8.3%
Analyst Consensus
NXP Management Projections³
Acquisition ROIC
6.6% 7.0% 7.3%
9.1% 9.5% 9.8%
Analyst Consensus
NXP Management Projections³
US$155.0
Acquisition ROIC
5.7% 6.1% 6.4%
7.1% 7.4% 7.8%
Analyst Consensus
NXP Management Projections³
Acquisition ROIC
6.2% 6.6% 6.9%
8.5% 8.9% 9.2%
Analyst Consensus
NXP Management Projections³
US$500m synergies
US$750m synergies
US$1,000m synergies

Source: Qualcomm and NXP company filings, NXP Management Projections, Analyst Consensus as of 5-Jan-18

Notes:

1. Calendarised to Qualcomm year end (September). **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
2. Acquisition ROIC calculated as (NXP Analyst Consensus EBIT less taxes plus synergies) divided by (EV at offer price plus after-tax integration costs equal to 100% of assumed pre-tax synergies); assumes 50% synergies phased in 2018 and 100% synergies from 2019 onwards; assumes NXP tax rate of ~11%
3. Calculated based on EBIT per NXP Management Projections set forth in NXP's Schedule 14D-9 (filed on 18-Nov-16)

UBS

Leverage analysis[1,2,3]

The UBS Financial Analysis estimates that Qualcomm would incur leverage of approximately 2.5x (2.9x if adjusted for estimated repatriation tax[4] albeit potentially mitigated by higher future cash flows due to lower tax rates) Net Debt/EBITDA by 2019 based on NXP Analyst Consensus estimates and assuming a US$145 per share, all-cash offer with US$750m run-rate synergies



Offer price / share
All cash
Cash + stock mix[5]
Analyst Consensus
NXP Management Projections[6]
Analyst Consensus
NXP Management Projections[6]
Net Debt / EBITDA
US$136.5
3.2x 3.2x 2.6x
0.3x 0.4x 0.3x
2.9x 2.9x 2.3x
3.2x 3.1x 2.4x
0.3x 0.4x 0.3x
2.9x 2.8x 2.1x
2.4x 2.4x 1.8x
0.3x 0.4x 0.3x
2.1x 2.0x 1.5x
2.4x 2.3x 1.7x
0.3x 0.4x 0.3x
2.1x 2.0x 1.4x
US$145.0
3.4x 3.5x 2.9x
0.3x 0.4x 0.3x
3.1x 3.1x 2.5x
3.4x 3.4x 2.7x
0.3x 0.4x 0.3x
3.1x 3.0x 2.4x
2.4x 2.4x 1.8x
0.3x 0.4x 0.3x
2.1x 2.0x 1.5x
2.4x 2.3x 1.7x
0.3x 0.4x 0.3x
2.1x 2.0x 1.4x
US$155.0
3.7x 3.8x 3.1x
0.3x 0.4x 0.3x
3.4x 3.4x 2.8x
3.7x 3.7x 2.9x
0.3x 0.4x 0.3x
3.4x 3.3x 2.6x
2.4x 2.4x 1.8x
0.3x 0.4x 0.3x
2.1x 2.0x 1.5x
2.4x 2.3x 1.7x
0.3x 0.4x 0.3x
2.1x 2.0x 1.4x
2017PF 2018 2019
Estimated impact of estimated Qualcomm's repatriation tax liability[4]

Source: Qualcomm and NXP company filings, NXP Management Projections, Analyst Consensus as of 5-Jan-18

Notes:

1 Calendarised to Qualcomm year end (September)
2 Assumes US$750m of pre-tax run-rate synergies with 100% credit in 2017PF and 2018/19
3 Analysis factors in potential credit rating adjustments: annual US$278m adjustment to Qualcomm's net debt and US$96m adjustment to NXP's net debt
4 Estimated to be approximately US$4bn based on US$39.0bn of foreign retained earnings and US$29.4bn of cash held at foreign entities per Qualcomm's latest Form 10-K. Assumes payments are spread over eight years, discounted at 5%. Assumes no utilization of US federal NOL or tax credit carry forwards. **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
5 Assumes US$110 in cash and balance in Qualcomm stock; stock issued at Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17
6 Calculated based on EBITDA per NXP Management Projections set forth in NXP's Schedule 14D-9 (filed on 18-Nov-16) and Net Debt per NXP Analyst Consensus

UBS

Section 3

Analysis of the combined entity

Pro-forma combined revenue split

Based on Qualcomm's and NXP's respective reported revenue breakdown for the twelve months ending in September 2017, the pro-forma combined revenue mix of Qualcomm and NXP increases Qualcomm's exposure to Automotive, IoT & Other end markets to 31% post transaction compared to 9% pre-transaction

LTM revenue[1] breakdown

Qualcomm



Auto, IoT and Other
US$2.0bn
9%
Licensing
US$6.4bn
28%
Mobile, Computing and Networking
US$14.6bn
63%

Qualcomm + NXP



Auto, IoT and Other
US$9.7bn
31%
Licensing
US$6.4bn
20%
Mobile, Computing and Networking
US$15.7bn
49%

Qualcomm management comments during the investor conference call regarding NXP deal announcement (October 27, 2016)

"We believe the combination will create ***the semiconductor engine for the connected world***. With NXP, we will extend our mobile technology leadership and footprint into ***attractive growth opportunities***. We will have ***the leading position in automobile***, a ***strong mobile security position*** as well as ***strength in the low-power computing solutions*** that are critical for Consumer and Industrial IoT.

As we expand our technology leadership, ***we are significantly diversifying our revenue stream beyond mobile with combined company mobile revenue of less than 50%.***

[…] I think, for us, if you just kind of ***look at the next two decades***; I think we view the car and the Internet of Things to be very similar to what I would have looked at the handset in the kind of 2000 timeframe. Meaning, ***the technology and the pace of innovation in automobile and IoT will increase dramatically***. […] We look at it as what a ***tremendous opportunity to extend the technology roadmap*** that we have in mobile and really drive those two businesses or those two opportunities moving forward. […] I just thought it was the right time to put together something a little bigger and really put together ***the team that we think can really drive the next couple of decades of innovation in those markets***.

Steven M. Mollenkopf, Qualcomm CEO
Acquisition of NXP Semiconductors N.V by Qualcomm Incorporated Call, 27-Oct-16 (emphasis added)

UBS

Source: Qualcomm and NXP company filings
Note:
1 Qualcomm breakdown based on disclosed segment reporting assuming same percentage split for Mobile and Auto, IoT and Other within QCT as in the breakdown disclosed in Qualcomm/NXP deal presentation dated 27-Oct-16

Pro-forma combined financial profile

The UBS Financial Analysis estimates that the pro-forma combined financials of Qualcomm and NXP will display growth rates and profit margins that are materially higher than Qualcomm standalone

	Qualcomm standalone[1]	NXP standalone	Qualcomm + NXP pro-forma combined[3]	Qualcomm 10-K peers[4]	NXP 20-F peers[5]
Revenue CAGR 2017-2019 (%)	0.9	13.6 4.9[2]	4.7 2.1	9.5	7.7
EBITDA margin 2019 (%)	33.0	40.1 38.0	37.5 36.7	31.0	37.0
OpFCF[6] margin 2019 (%)	30.2	36.1 33.3	34.3 33.3	25.8	30.6
EPS[7] CAGR 2017-2019 (%)	3.7 (3.7)	5.1-14.2 18.5 8.5	6.8-10.3 7.9 4.2	13.8	14.0

NXP Management Projections[8] (dashed boxes)   2018-20 CAGR (circled values)

Source: Analyst Consensus and FactSet as of 5-Jan-18
Notes:
1 Financials calendarised to December year end
2 Excludes Standard Products revenue starting in Q1 2017
3 Including synergies of US$750m with phasing of 50% / 100% in 2018 / 19 (assuming 35% / 65% COGS / OPEX split)
4 Mean; Including: Broadcom (AVGO), Cirrus (CRUS), Cypress Semiconductor (CY), Ericsson (ERIC), Intel Corporation (INTC), Marvell (MRVL), Maxim Integrated Products (MXIM), MediaTek (MTEK), Microchip Technology (MCHP), Murata Manufacturing (MUR), Nordic (NOD), Nvidia (NVDA), Qorvo (QVRO), Realtek (RTEK), Renesas (RNS), Samsung Electronics (SAMS), Sequans Communication (SQNS), Sony (SONY) and Skyworks (SWKS)
5 Mean; Including: Analog Devices (ADI), Broadcom (AVGO), Cavium (CAVM), Infineon (IFX), Intel Corporation (INTC), Maxim Integrated Products (MXIM), Microchip Technology (MCHP), Power Integrations (POWI), Renesas (RNS), Silicon Laboratories (SLAB), STMicroelectronics (STM) and Texas Instruments (TXN)
6 Defined as EBITDA less capex
7 **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
8 NXP Management Projections set forth in NXP's Schedule 14D-9 filed on 18 November 2016. Excludes Standard Products segment. For OpFCF margin calculation, capex based on Analyst Consensus. For EPS calculation, interest expense, tax rate, minority interest per NXP Analyst Consensus and fully diluted shares outstanding per latest available

UBS

Pro-forma combined analysis at various prices

The UBS Financial Analysis estimates that there is significant upside to the undisturbed Qualcomm share price based on the trading multiples of the relevant peers

			Undisturbed[1]						Trading comparables				
Qualcomm share price (US$)			**54.84**	**60.32**	**65.81**	**71.29**	**76.78**	**82.26**					
Premium to undisturbed price			-	*10%*	*20%*	*30%*	*40%*	*50%*					
Equity value (US$m)[2]			**82,369**	**90,657**	**98,945**	**107,233**	**115,520**	**123,808**					
Net debt and NCI (US$m)[3]			38,291	38,291	38,291	38,291	38,291	38,291					
Enterprise value (US$m)			**120,660**	**128,948**	**137,236**	**145,524**	**153,811**	**162,099**	**QCOM (undisturbed)**	**NXP (US$136.5)**	**QCOM+NXP (blended)**	**QCOM 10-K peers**	**NXP 20-F peers**
			Implied Multiples						**Implied Multiples**				
EV/EBITDA[4]	**2018E**	11,200	10.8x	11.5x	12.3x	13.0x	13.7x	14.5x	9.0x	14.3x	10.8x	10.4x	13.6x
	2019E	12,283	9.8x	10.5x	11.2x	11.8x	12.5x	13.2x	8.5x	13.5x	10.1x	10.3x	12.2x
EV/OpFCF[4,5]	**2018E**	10,080	12.0x	12.8x	13.6x	14.4x	15.3x	16.1x	9.9x	16.5x	12.0x	13.4x	17.6x
	2019E	11,156	10.8x	11.6x	12.3x	13.0x	13.8x	14.5x	9.2x	15.5x	11.2x	11.3x	15.9x
P/E[4,6]	**2018E**	4.82	11.4x	12.5x	13.7x	14.8x	15.9x	17.1x	15.1x	18.9x	16.3x	19.6x	20.8x
	2019E	5.34	10.3x	11.3x	12.3x	13.3x	14.4x	15.4x	14.4x	17.8x	15.5x	15.8x	18.5x

US$m Pro-forma EBITDA[4] | US$m Pro-forma OpFCF[4,5] | US$m Combined net income[4]

Source: Qualcomm and NXP company filings, Analyst Consensus as of 5-Jan-18

Notes:
1. Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17
2. Based on fully diluted shares (including options, RSUs and PSUs)
3. Including acquisition debt, assuming 100% cash acquisition of NXP at offer price at US$145 per share
4. Calendarised to December year end. Assumes US$750m of pre-tax run-rate synergies with 50/100% phasing in 2018/19. Net income impact calculated on the basis of tax rate of ~11%
5. Defined as EBITDA less capex
6. **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**

UBS

Qualcomm EPS CAGR vs. P/E regression analysis

The UBS Financial Analysis estimates that based on historical data there is correlation between the expected EPS growth and the P/E multiple of Qualcomm

Qualcomm EPS CAGR vs. P/E regression analysis[1]



A Qualcomm (standalone)
B Pro-forma combined (NXP Consensus)
C Pro-forma combined (NXP Management Projections)
30x
25x
20x
15x
10x
1-year forward P/E (x)
0%
5%
10%
15%
20%
25%
30%
2009
2007
2008
2011
2014
2012
2010
2013
2016
2015
2017
Undisturbed²
R² = 0.6494
A
2018-20 CAGR: 3.7%
Implied 2018 P/E: 12.8x
Actual 2018 P/E: 15.1x²
B
2018-20 CAGR: 6.8%
Implied 2018 P/E: 14.9x
Adjusted 2018 P/E: 17.2x³
C
2018-20 CAGR: 10.3%
Implied 2018 P/E: 17.2x
Adjusted 2018 P/E: 19.5x³
2-year forward EPS CAGR (%)⁵

Qualcomm EPS CAGR vs. P/E over time[4]



35x
30x
25x
20x
15x
10x
5x
0x
1-year forward P/E (x)
35%
25%
15%
5%
(5%)
(15%)
2-year forward EPS CAGR (%)
Jan-07
Jul-07
Jan-08
Jul-08
Jan-09
Jul-09
Jan-10
Jul-10
Jan-11
Jul-11
Jan-12
Jul-12
Jan-13
Jul-13
Jan-14
Jul-14
Jan-15
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
1-year forward P/E (x)
2-year forward EPS CAGR (%)⁵

Source: Analyst Consensus, FactSet as of 5-Jan-18

Notes:

1 1-year forward P/E and expected 2-year EPS CAGR measured as of 1 July of the respective year. **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**

2 2018 P/E based on Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17

3 Adjusted for 2.3x P/E premium of Qualcomm standalone's actual 2018 P/E (15.1x) vs implied 2018 P/E (12.8x)

4 Covers period from 1-Jan-07 to 2-Nov-17

5 Calculated as the CAGR between 1-year forward and 3-year forward EPS

UBS

Implied price per Qualcomm share

The UBS Financial Analysis estimates that there is approximately 30-81% upside to Qualcomm's undisturbed share price of US$54.84 if the combined company trades at the P/E multiple implied by the regression analysis set forth on page 19, assuming a US$145, all-cash offer with US$750m run-rate synergies

Implied price per Qualcomm share assuming NXP acquisition (2018 pro-forma combined EPS of US$4.82 based on Analyst Consensus[1])



30%-51%
33%
43%
66%
73%
83%
$54.84
$82.75[3]
$71.57[2]
$72.78
$78.61
$91.14
$94.63
$100.38
11.4x (Implied at US$54.84)
14.9x/17.2x (Regression analysis)
15.1x (QCOM undisturbed)
16.3x (Blended)
18.9x (NXP @US$136.5)
19.6x (QCOM 10-K Peers)
20.8x (NXP 20-F Peers)

Implied price per Qualcomm share assuming NXP acquisition (2018 pro-forma combined EPS of US$5.09 based on Qualcomm Analyst Consensus and NXP Management Projections[1])



40%
44%
51%
59%-81%
82%
93%
$54.84
$76.91
$78.81
$82.89
$99.12[3]
$87.31[2]
$100.00
$106.08
10.8x (Implied at US$54.84)
15.1x (QCOM undisturbed)
15.5x (Blended)
16.3x (NXP @US$136.5)
17.2x/19.5x (Regression analysis)
19.6x (QCOM 10-K Peers)
20.8x (NXP 20-F Peers)
Premium to Qualcomm's undisturbed share price of US$54.84 as of 2-Nov-17

Source: Qualcomm and NXP company filings, NXP Management Projections, Analyst Consensus as of 5-Jan-18

Notes:
1. Assuming a US$145, all-cash offer, US$750m of pre-tax run-rate synergies with 50/100% phasing in 2018/19; calendarised to December year end. **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
2. Based on implied 2018 P/E
3. Based on adjusted 2018 P/E

UBS

Appendix

Supporting materials

UBS

Qualcomm Analyst Consensus

Qualcomm Analyst Consensus expects Qualcomm to grow revenue at a CAGR of 0.4% in 2017–19, with gross margin trending to 58.3% and an EBITDA margin of 33.0% by 2019

(US$m, Sept-YE)	2016A	2017A	2018E	2019E	2020E	CAGR (%) 2017–19	CAGR (%) 2018–20
Revenues	22,291	23,235	22,824	23,432	23,921	0.4	2.4
growth (%)	--	4.2	(1.8)	2.7	2.1		
Gross profit	14,288	14,020	13,085	13,652	13,937	(1.3)	3.2
margin (%)	60.8	60.3	57.3	58.3	58.3		
EBITDA	9,262	8,555	7,104	7,733	7,868	(4.9)	5.2
margin (%)	41.6	36.8	31.1	33.0	32.9		
Net income[1]	6,653	6,386	5,271	5,612	5,736	(6.3)	4.3
margin (%)	29.8	27.5	23.1	23.9	24.0		
EPS[1] (US$)	4.44	4.32	3.57	3.80	3.88	(6.3)	4.3
growth (%)	--	(2.6)	(17.5)	6.5	2.2		
OpFCF[2]	8,723	7,865	6,448	7,082	7,204	(5.1)	5.7
margin (%)	39.1	33.8	28.3	30.2	30.1		

UBS

Source: Qualcomm Analyst Consensus

Notes:

1 US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions

2 Defined as EBITDA minus capex

NXP Analyst Consensus

NXP Analyst Consensus expects NXP to grow revenue at a CAGR of 4.9%[1] in 2017–19, with gross margin trending to 54.6% and EBITDA margin reaching 38.0% by 2019

(US$m, Dec-YE)	2016A	2017E	2018E	2019E	2020E	CAGR (%) 2017–19	CAGR (%) 2018–20
Revenues	**9,498**	**9,115**	**9,506**	**9,894**	**10,297**	**4.9[1]**	**4.1**
growth (%)	--	*(4.0)*	*4.3*	*4.1*	*4.1*		
like-for-like growth (%)[2]	--	*8.7*	*5.7*	*4.1*	*4.1*		
Gross profit	**4,790**	**4,830**	**5,141**	**5,405**	**5,626**	**5.8**	**4.6**
margin (%)	*50.4*	*53.0*	*54.1*	*54.6*	*55.6*		
EBITDA[3]	**2,981**	**3,138**	**3,552**	**3,764**	**3,900**	**9.5**	**4.8**
margin (%)	*31.4*	*34.4*	*37.4*	*38.0*	*37.9*		
Net income[4]	**2,058**	**2,250**	**2,494**	**2,650**	**2,755**	**8.5**	**5.1**
margin (%)	*21.7*	*24.7*	*26.2*	*26.8*	*26.8*		
EPS[4] (US$)	**5.93**	**6.51**	**7.22**	**7.67**	**7.97**	**8.5**	**5.1**
growth (%)	--	*9.8*	*10.8*	*6.3*	*4.0*		
OpFCF[5]	**2,592**	**2,620**	**3,086**	**3,291**	**3,411**	**12.1**	**5.1**
margin (%)	*27.3*	*28.7*	*32.5*	*33.3*	*33.1*		

Source: NXP Analyst Consensus

Notes:

1 Adjusted to exclude Standard Products revenue in 1Q17 (adjusted 2017E revenue of US$8,997m)
2 Adjusted for Standard Products sale
3 Adjusted for results of equity-accounted investees, purchase accounting effect on inventory, restructuring, stock-based compensation, merger-related costs, other incidental items
4 **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications and assumptions**
5 Defined as EBITDA minus capex

UBS

NXP Management Projections

NXP Management Projections expects NXP to grow revenue at a CAGR of 13.6% in 2017–19, with gross margin trending to 56.7% and EBITDA margin reaching 40.1% by 2019

(US$m, Dec-YE)	2016A	2017E	2018E	2019E	2020E	CAGR (%) 2017–19	CAGR (%) 2018–20
Revenues	**9,498**	**9,195**	**10,511**	**11,867**	**12,935**	**13.6**	**10.9**
growth (%)	--	*(3.2)*	*14.3*	*12.9*	*9.0*		
Gross profit	**4,790**	**5,020**	**5,865**	**6,729**	**7,334**	**15.8**	**11.8**
margin (%)	*50.4*	*54.6*	*55.8*	*56.7*	*56.7*		
EBITDA	**2,981**	**3,343**	**3,991**	**4,758**	**5,186**	**19.3**	**14.0**
margin (%)	*31.4*	*36.4*	*38.0*	*40.1*	*40.1*		
Net income[1]	**2,058**	**2,453**	**2,897**	**3,443**	**3,775**	**18.5**	**14.2**
margin (%)	*21.7*	*26.7*	*27.6*	*29.0*	*29.2*		
EPS[1] (US$)	**5.93**	**7.10**	**8.38**	**9.96**	**10.93**	**18.5**	**14.2**
growth (%)	--	*19.7*	*18.1*	*18.8*	*9.7*		
OpFCF[2]	**2,592**	**2,824**	**3,526**	**4,286**	**4,697**	**23.2**	**15.4**
margin (%)	*27.3*	*30.7*	*33.5*	*36.1*	*36.3*		

UBS

Source: NXP Management Projections

Notes:

1 Interest expense, tax rate and minority interest assumptions per NXP Analyst Consensus. **US tax reform implications on earnings have not been factored in due to lack of sufficient publicly available Qualcomm and NXP tax disclosure. Please see page 3 for further commentary on tax reform implications**

2 Defined as EBITDA minus capex

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